EXHIBIT A-2
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                       ENERGY EAST MANAGEMENT CORPORATION

                                     BY-LAWS


                                     OFFICES


          1. The office of the Corporation shall be located in the City and State designated in the Certificate of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.


                                      SEAL


          2. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, DELAWARE". If authorized by the Board of Directors, the corporate seal may be affixed to any certificates of stock, bonds, debentures, notes or other engraved, lithographed or printed instruments, by engravings, lithographing or printing thereon such seal or a facsimile thereof, and such seal or facsimile thereof so engraved, lithographed or printed thereon shall have the same force and effect, for all purposes, as if such corporate seal had been affixed thereto by indentation.


                             STOCKHOLDERS' MEETINGS


          3. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other location as shall be stated in the notice of the meeting. All meetings of stockholders shall be presided over by the President or a Vice President except when by statute the election of a presiding officer is required.

          4. The annual meeting of stockholders shall be held at such date and time as shall be stated in the notice of the meeting, at which the stockholders entitled to vote shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

          5. Except as otherwise provided by statute, at all meetings of stockholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of stockholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any stockholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.


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          Despite the absence of a quorum at any annual or special meeting of stockholders, the stockholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called if a quorum had been present.

          6. Each stockholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary of the Corporation at the meeting and shall be filed with the records of the Corporation. Except as otherwise provided by statute, each holder of record of shares of capital stock entitled to vote at any meeting of stockholders shall be entitled to one vote for every share of capital stock standing in his name on the books of the Corporation. All elections shall be determined by a plurality vote. The vote for directors shall be by ballot and, except as otherwise provided by statute or by these By-Laws, all other matters shall be determined by a vote of the holders of a plurality of the shares of the capital stock present or represented at a meeting and entitled to vote on such matters, and by ballot, if demanded by any stockholder or his duly authorized proxy.

          7. A list of stockholders, certified by the corporate officer responsible for its preparation, shall be prepared at least ten (10) days before every meeting of stockholders and shall be produced at any meeting of stockholders upon the request thereat or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

          8. Special meetings of the stockholders may be called by the President of the Corporation, and shall be called by the President or Secretary of the Corporation at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders holding a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote or as otherwise provided by statute. Such request shall state the purpose or purposes of the proposed meetings.

          9. Except as otherwise provided by statute, written notice of each meeting of stockholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten or more than sixty days before the meeting, upon each stockholder of record entitled to vote at such meeting, and to any other stockholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle stockholders to receive payment for their shares pursuant to statute, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such stockholder at his address, as it appears on the records of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some


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other address, in which case, it shall be mailed to the address designated in such request.

          Notice of any meeting need not be given to any person who may become a stockholder of record after the mailing of such notice and prior to the meeting, or to any stockholder who attends such meeting, in person or by proxy, or to any stockholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of stockholders need not be given, unless otherwise required by statute.

          If any By-Law regulating an impending election of directors is adopted or amended or repealed by the Board, there shall be set forth in the notice of the next meeting of the stockholders of the Corporation for the election of directors the By-Law so adopted or amended or repealed together with a concise statement of the changes made.


                                    DIRECTORS


          10. The property and business of the Corporation shall be managed under the direction of its Board of Directors. The number of directors of the Corporation shall be determined by vote of a majority of the entire Board of Directors, but shall not be less than the number required by statute. Directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, or, if no such election shall be held, at a meeting called and held in accordance with the statutes of the State of Delaware. Each director shall be elected to serve until the next annual meeting of stockholders and thereafter until his successor shall be elected and shall qualify. The stockholders, at any annual meeting, or at any special meeting called for that purpose, or a majority of the entire Board of Directors, at any regular or special meeting, may determine to increase or decrease the number of directors to the respective maximum or minimum limits above prescribed, and, in the case of an increase, shall thereupon elect the additional directors. No decrease in the number of directors shall shorten the term of any incumbent director. At any meeting of the stockholders, the holders of a majority of the shares of stock issued and outstanding, or by written consent without a meeting may remove at any time, with or without cause, any director and may fill the vacancy in the Board for the unexpired term thus caused.

          11. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. No director or officer of this Corporation shall be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor shall any contract or other transaction between this Corporation and any other corporation be impaired, affected or invalidated, nor shall any director or officer be liable in any way by reason of the fact that any one or more of the directors or officers of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.


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          Any director or officer, personally and individually, may be a party to or may be interested in any contract or other transaction of this Corporation, and no such director or officer shall be liable in any way by reason of such interest, provided that the fact of such interest is disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or other transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.


                              MEETINGS OF THE BOARD


          12. The first meeting of the Board of Directors shall be held for the purpose of organization, the election of officers and the transaction of any other business which may come before the meeting.

          13. Regular meetings of the Board may be held without notice, except as otherwise provided by these By-Laws, at such time and place as shall from time to time be designated by the Board; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in Section 14 hereof with respect to special meetings, unless such notice shall have been waived.

          14. Special meetings of the Board may be called by the President or a Vice President of the Corporation or any two directors and may be held at the time and place designated in the call and notice of the meeting. The Secretary of the Corporation, or other officer performing the Secretary's duties, shall give notice either personally or by mail or telegram at least twenty-four hours before the meeting. Meetings may be held at any time and place without notice if all the directors are present or if those not present waive notice in writing either before or after the meeting.

          15. At all meetings of the Board, one-third of the total number of directors shall be requisite for and shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by these By-Laws.

          16. Any regular or special meeting may be adjourned to any other time at the same or any other place by a majority of the directors present at the meeting, whether or not a quorum shall be present at such meeting, and no notice of the adjourned meeting shall be required other than announcement at the meeting.


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                            COMPENSATION OF DIRECTORS


          17. Directors, other than salaried officers or employees of the Corporation or of any affiliated company, shall receive compensation for their services as directors in such amounts and at such times as may be prescribed from time to time by the Board of Directors. All directors shall be reimbursed for their reasonable expenses for attendance, if any, at each regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          18. Members of the Executive Committee, other than salaried officers or employees of the Corporation or of any affiliated company, shall receive compensation for their services on that committee in such amounts and at such times as may be prescribed from time to time by the Board of Directors.

          Members of special or standing committees, including the Executive Committee, shall be allowed such additional compensation and reimbursement for expenses as may be fixed by the Board of Directors.


                               EXECUTIVE COMMITTEE


          19. The Board of Directors may by vote of a majority of the whole Board designate three or more of their number to constitute an Executive Committee to hold office for such period as the Board shall determine. The Board of Directors may likewise designate one or more alternate members who shall serve on the Executive Committee in the absence of any regular member or members of such committee. When a regular or alternate member of the Executive Committee ceases to be a director he shall automatically cease to be such regular or alternate member of the Executive Committee. Such Executive Committee shall, between meetings of the Board, have all the powers of the Board of Directors in the management of the business and affairs of the Corporation, except that no such committee shall have authority as to: the submission to stockholders of any action that needs stockholders' authorization under the General Corporation Law; the filling of vacancies in the Board of Directors or in any committee; the fixing of compensation of the directors for serving on the Board or on any committee; the amendment or repeal of the By-Laws or the adoption of new By-Laws; or the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

          The Executive Committee shall cause to be kept regular minutes of its proceedings, which may be transcribed in the regular minute book of the Corporation, and all such proceedings shall be reported to the Board of Directors at its next succeeding meeting, and shall be subject to revision or alteration by the Board, provided that no rights of third persons shall be affected by such revision or alteration. A majority of the Executive Committee shall constitute a quorum at any meeting. The act of a majority of the Executive Committee present at any meeting at which there is a quorum shall be the act of the Executive Committee. The Board of Directors may by vote of a majority thereof fill any vacancies in the Executive Committee. The Executive Committee may, from time to time, subject to the approval of the Board of Directors,


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


prescribe rules and regulations for the calling and conduct of meetings of the Committee, and other matters relating to its procedure and the exercise of its powers.

          20. In addition to having the power to designate an Executive Committee, the Board of Directors may by vote of a majority of the whole Board designate other committees, whether special or standing, each to consist of three or more of their number, to hold office for such period as the Board shall determine. With respect to each such other committee, the Board of Directors may likewise designate one or more alternate members who shall serve in the absence of any regular member or members of such other committee. When a regular or alternate member of such other committee ceases to be a director he shall automatically cease to be a regular or alternate member of such other committee. Each such other committee shall have authority only to the extent provided by the Board of Directors, except that no such other committee shall have authority as to: the submission to stockholders of any action that needs stockholders' authorization under the General Corporation Law; the filling of vacancies in the Board of Directors or in any committee; the fixing of compensation of the directors for serving on the Board or on any committee; the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable. A majority of each such other committee shall constitute a quorum at any meeting thereof. The act of a majority of each such other committee present at any meeting thereof at which there is a quorum shall be the act of such other committee. The Board of Directors may by vote of a majority thereof fill any vacancies in each such other committee.


                  MEETINGS OF THE BOARD AND COMMITTEES THEREOF
                    BY CONFERENCE TELEPHONE OR SIMILAR MEANS


          21. Any one or more of the members of the Board of Directors, the Executive Committee or any special or standing committee of the Board of Directors may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


                 ACTION BY BOARD OR COMMITTEE WITHOUT A MEETING


          22. If all members of the Board of Directors, the Executive Committee or any special or standing committee of the Board of Directors consent in writing to the adoption of a resolution authorizing action required or permitted to be taken by the Board or any committee, such action may be taken without a meeting. The resolution and the written consents thereto shall be filed with the minutes of the proceedings.


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


                                    OFFICERS


          23. The officers of the Corporation shall be chosen by the Board of Directors. The officers shall be a President, one or more Assistants to the President, one or more Vice Presidents, one or more Assistant Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, and such other officers as the Board may from time to time choose and appoint. Any two of such offices may be occupied by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

          24. The Board of Directors, at its first meeting after the election of directors by the stockholders, shall choose a President, a Secretary, a Treasurer and a Controller, and such Assistants to the President, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers, as it shall deem necessary, none of whom need be members of the Board.

          25. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms, and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

          26. The salary or other compensation of the officers of the Corporation shall be fixed by the Board of Directors. The salary or other compensation of all other employees shall, in the absence of any action by the Board, be fixed by the President of the Corporation or by such other officers or executives as shall be designated by the President of the Corporation.

          27. The officers of the Corporation shall hold office until the first meeting of the Board of Directors after the next succeeding annual meeting of stockholders and until their successors are chosen and qualify in their stead. Any officer or agent of the Corporation elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any other employee or agent of the Corporation may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors or, in the absence of any action by the Board, by the President or by such other officers or executives as shall have been designated by the President.


                                    PRESIDENT


          28. The President of the Corporation shall be the chief executive officer of the Corporation and shall, when present, preside at all meetings of the stockholders, except as otherwise provided by statute. He may sign, in the name of and on behalf of the Corporation, certificates of stock, notes, and any and all contracts, agreements and other instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary course of business of the Corporation. He shall be a member of all standing committees. He shall also generally have the powers and perform the duties which appertain to the office.


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


                                 VICE PRESIDENT


          29. A Vice President of the Corporation may sign, in the name of and on behalf of the Corporation, certificates of stock, notes and any and all contracts, agreements and other instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary course of business, and shall perform such other duties as the Board of Directors may prescribe.

          If there be more than one Vice President, the Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents who shall have general supervision, direction and control of the business and affairs of the Corporation in the absence or disability of the President, and may designate one or more Vice Presidents as Senior Vice Presidents who shall have general supervision, direction and control of the business and affairs of the Corporation in the absence or disability of the President and the Executive Vice Presidents. A Vice President who has not been designated as Executive Vice President or as Senior Vice President shall have general supervision, direction and control of the business and affairs of the Corporation in the absence or disability of the President, the Executive Vice Presidents and the Senior Vice Presidents.

          The Assistant Vice Presidents shall assist the President and Vice Presidents in the performance of their duties and exercise and perform such other powers and duties as may be conferred or required by the Board.


                                    SECRETARY


          30. The Secretary of the Corporation shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. He shall be sworn to the faithful discharge of his duty. Any records kept by him shall be the property of the Corporation and shall be restored to the Corporation in case of his death, resignation, retirement or removal from office.

          He shall be the custodian of the seal of the Corporation and, when authorized by the Board of Directors or by the President or a Vice President, shall affix the seal to all instruments requiring it and shall attest the seal and/or the execution of such instruments, as required. He shall have control of the stock ledger, stock certificate book and minute books of the Corporation and its committees, and other formal records and documents relating to the corporate affairs of the Corporation.

          The Assistant Secretary or Assistant Secretaries shall assist the Secretary in the performance of his duties, exercise and perform his powers and duties in his absence or disability, and such powers and duties as may be conferred or required by the Board.


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                                    TREASURER


          31. The Treasurer of the Corporation shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.

          He shall disburse the funds of the Corporation in such manner as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

          He shall give the Corporation a bond if required by the Board of Directors in a sum, and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer in the performance of his duties, exercise and perform his powers and duties in his absence or disability, and such powers and duties as may be conferred or required by the Board.


                                   CONTROLLER


          32. The Controller of the Corporation shall have full control of all the books of account of the Corporation and keep a true and accurate record of all property owned by it, of its debts and of its revenues and expenses and shall keep all accounting records of the Corporation other than the record of receipts and disbursements and those relating to the deposit or custody of money and securities of the Corporation, which shall be kept by the Treasurer and shall also make reports to the directors and others of or relating to the financial condition of the Corporation.

          The Assistant Controller or Assistant Controllers shall assist the Controller in the performance of his duties, exercise and perform his powers and duties in his absence or disability, and such powers and duties as may be conferred or required by the Board.


                                    VACANCIES


          33. If the office of any director becomes vacant by reason of death, resignation, removal or disability, or any other cause, the directors then in office, although less than a quorum, by a majority vote may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurs. If the office of any officer of the Corporation shall become vacant for any reason, the Board, by a majority vote of those present at


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any meeting at which a quorum is present, may choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.


                                  RESIGNATIONS


          34. Any director or officer of the Corporation may resign at any time, such resignation to be made in writing and to take effect from the time of its receipt by the Corporation, unless some time is fixed in the resignation, and then from that time.


                       DUTIES OF OFFICERS MAY BE DELEGATED


          35. In case of the absence of any officer of the Corporation, or for any other reason the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director, provided a majority of the entire Board concur therein.


                          INDEMNIFICATION OF DIRECTORS,
                             OFFICERS AND EMPLOYEES


          36. The Corporation shall fully indemnify to the extent not prohibited by law any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an investigative, administrative, legislative or other proceeding, and including an action by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, by reason of the fact that he, his testator or intestate, (i) is or was a director, officer, or employee of the Corporation or
(ii) is or was serving at the request of the Corporation, as a director, officer, or in any other capacity, any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against any and all judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, actually and reasonably incurred as a result of or in connection with any such action or proceeding or any appeal therein, except as provided in the next paragraph.

          No indemnification shall be made to or on behalf of any director, officer, or employee if a judgment or other final adjudication adverse to the director, officer, or employee establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

          Except in the case of an action or proceeding against a director, officer, or employee specifically approved by the Board of Directors, the Corporation shall pay expenses incurred by or on behalf of such a person in defending such a civil or criminal action or proceeding (including appeals) in advance of the final disposition of such action or proceeding. Such payments


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shall be made promptly upon receipt by the Corporation, from time to time, of a written demand of such person for such advancement, together with an undertaking by or on behalf of such person to repay any expenses so advanced to the extent that the person receiving the advancement is ultimately found not to be entitled to indemnification for such expenses.

          The rights to indemnification and advancement of defense expenses granted by or pursuant to this By-Law (i) shall not limit or exclude, but shall be in addition to, any other rights which may be granted by or pursuant to any statute, certificate of incorporation, by-law, resolution or agreement, (ii) shall be deemed to constitute contractual obligations of the Corporation to any director, officer, or employee who serves in such capacity at any time while this By-law is in effect, (iii) are intended to be retroactive and shall be available with respect to events occurring prior to the adoption of this By-Law and (iv) shall continue to exist after the repeal or modification hereof with respect to events occurring prior thereto. It is the intent of this By-Law to require the Corporation to indemnify the persons referred to herein for the aforementioned judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, in each and every circumstance in which such indemnification could lawfully be permitted by an express provision of a by-law, and the indemnification required by this By-Law shall not be limited by the absence of an express recital of such circumstances.

          The Corporation may, with the approval of the Board of Directors, enter into an agreement with any person who is, or is about to become, a director, officer, or employee of the Corporation, or who is serving, or is about to serve, at the request of the Corporation, as a director, officer, or in any other capacity, any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which agreement may provide for indemnification of such person and advancement of defense expenses to such person upon such terms, and to the extent, not prohibited by law.


                           STOCK OF OTHER CORPORATIONS


          37. The Board of Directors shall have the right to authorize any officer or other person on behalf of the Corporation to attend, act and vote at meetings of the stockholders of any corporation in which the Corporation shall hold stock, and to exercise thereat any and all the rights and powers incident to the ownership of such stock and to execute waivers of notice of such meetings and calls therefor; and authority may be given to exercise the same either on one or more designated occasions, or generally on all occasions until revoked by the Board. In the event that the Board shall fail to give such authority, such authority may be exercised by the President in person or by proxy appointed by him on behalf of the Corporation.


                              CERTIFICATES OF STOCK


          38. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the


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President or Vice President and by the Treasurer or an Assistant Treasurer or
the Secretary or an Assistant Secretary, and the seal of the Corporation shall be affixed thereto.

          No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by statute.

          To the extent permitted by statute, the Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidation distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by statute, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder, except as therein provided.


                               TRANSFERS OF STOCK


          39. Transfers of shares of the Corporation shall be made on the stockholder records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.


                              FIXING OF RECORD DATE


          40. The Board of Directors is hereby authorized to fix a day and hour not exceeding sixty (60) days (and in the case of a meeting not less than ten
(10) days) preceding the date of any meeting of stockholders or the date fixed for the payment of any dividend or for the delivery of evidences of rights, as a record time for the determination of the stockholders entitled to notice of and to vote at any such meeting or entitled to receive any such dividend or rights, as the case may be; and all persons who are holders of record of voting stock at such time, and no others, shall be entitled to notice of and to vote at such meeting, and only stockholders of record at any time so fixed shall be entitled to receive any such dividend or rights; and the stock transfer books shall not be closed during any such period.


                             REGISTERED STOCKHOLDERS


          41. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Delaware.


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


                                LOST CERTIFICATES


          42. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.


                   CHECKS, NOTES, BONDS AND OTHER INSTRUMENTS


          43. All checks or demands for money and notes of the Corporation shall be signed by such person or persons (who may but need not be an officer or officers of the Corporation) as may be authorized by these By-Laws or as the Board of Directors may from time to time designate, either directly or through such officers of the Corporation as shall, by resolution of the Board of Directors, be authorized to designate such person or persons. If authorized by the Board of Directors, the signatures of such persons, or any of them, upon any checks for the payment of money may be made by engraving, lithographing or printing thereon a facsimile of such signatures, in lieu of actual signatures, and such facsimile signatures so engraved, lithographed or printed thereon shall have the same force and effect as if such persons had actually signed the same.

          All bonds, mortgages and other instruments requiring a seal shall be executed on behalf of the Corporation by the President or a Vice President, and the seal of the Corporation shall be thereunto affixed by the Secretary or an Assistant Secretary who shall, when required, attest the seal and/or the execution of said instruments. If authorized by the Board of Directors, the signatures of the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer upon any engraved, lithographed or printed bonds, debentures, notes or other instruments may be made by engraving, lithographing or printing thereon a facsimile of such signatures, in lieu of actual signatures, and such facsimile signatures so engraved, lithographed or printed thereon shall have the same force and effect as if such officers had actually signed the same.

          In case any officer who has signed any such bonds, debentures, notes or other instruments shall cease to be such officer before such bonds, debentures, notes or other instruments shall have been delivered by the Corporation, such bonds, debentures, notes or other instruments may nevertheless


                                     A-2-13
be adopted by the Corporation and be issued and delivered as though the person who has signed the same had not ceased to be such officer of the Corporation.


                             RECEIPTS FOR SECURITIES


          44. All receipts for stocks, bonds or other securities received by the Corporation shall be signed by the Treasurer or an Assistant Treasurer or by such other person or persons as the Board of Directors or Executive Committee shall designate.


                                   FISCAL YEAR

          45. The fiscal year of the Corporation shall begin the first day of January in each year.


                                    DIVIDENDS


          46. Dividends may be declared at such times and in such amounts as the Board of Directors may in their absolute discretion determine, except as otherwise provided by statute.


                                     NOTICES


          47. Whenever under the provisions of these By-Laws notice is required to be given to any director, officer or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing a copy of the same in a post office, letter box or mail chute, maintained by the United States Postal Service, in a postpaid sealed wrapper, addressed to such director, officer or stockholder, at his address as the same appears on the books of the Corporation.

          A director, officer or stockholder may waive in writing any notice required to be given to him under these By-Laws.


                                   AMENDMENTS


          48. These By-Laws may be altered or amended by the affirmative vote of stockholders holding of record a majority of the stock issued and outstanding and entitled to vote, or by the affirmative vote of a majority of the Board of Directors at any meeting duly held as above provided, the notice of which includes notice of the proposed amendment; provided, however, that such stockholders entitled to vote with respect thereto as above-provided may alter, amend or repeal By-Laws made by the Board of Directors, and further provided,


                                     A-2-14
that the Board of Directors shall have no power to change the quorum for meetings of stockholders or of the Board of Directors, or to change any provisions of the By-Laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the stockholders.


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